Exhibit 99.1

Company Investor/ Media Contact:
dj Orthopedics, Inc.
Mark Francois Director of Investor Relations
(760) 734-4766
mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJ ORTHOPEDICS RELEASES PRO FORMA COMBINED FINANCIAL STATEMENTS
REFLECTING ACQUISITION OF BONE GROWTH STIMULATION DEVICE BUSINESS

Acquired Business Adds Substantial Revenue Growth and Earnings Accretion

SAN DIEGO, CA, December 3, 2003 – dj Orthopedics, Inc. (NYSE: DJO), a designer, manufacturer, and marketer of products and services for the orthopedic sports medicine market, today released unaudited pro forma combined financial information reflecting the Company’s recently completed acquisition of the bone growth stimulation device business from OrthoLogic Corporation.  The acquisition was completed on November 26, 2003.

“With this acquisition, we have added a profitable, strategic growth engine to dj Orthopedics and created a compelling operating platform with considerable scale and enhanced sales growth, earnings and cash flow, focused on selling a broad array of products into a larger segment of the orthopedics market,” said Les Cross, dj Orthopedics’ President and CEO.  “Our pro forma combined financial statements highlight the positive contribution we expect the bone growth stimulation business to have on our future results.  The addition of the OL1000 and SpinaLogic® products, which are sold into markets that are growing faster than most of our core rehabilitation markets, will expand our revenue growth rate from its historical range. For the nine months ended September 27, 2003, our historical revenue growth was 5.4 percent over the comparable 2002 period. On a pro forma basis, including the impact of this acquisition, our combined revenue growth increased to 8.7 percent for the same period. Our profitability will also be enhanced by the acquisition, which, on a pro forma basis, contributed incremental earnings per share of 13 cents for the nine months ended September 27, 2003, or 17 cents before the impact of purchase accounting adjustments to charge off a step up in the value of the acquired inventory and the assigned value of the acquired customer order backlog.  Because our reported 2003 fourth quarter results will include only one month of the acquired operations, we expect any incremental earnings per share to be fully offset by purchase accounting adjustments during the month.”

Pro forma combined balance sheet information was provided by the Company as of September 27, 2003, as if the acquisition had taken place on that date and pro forma combined statement of income information was provided for the nine months ended September 27, 2003 and the three-month periods ended March 29, 2003, June 28, 2003 and September 27, 2003, each illustrating the effect of the acquisition as if it had occurred on January 1, 2003. The Company reported that, for the nine months ended September 27, 2003, pro forma combined revenues were $177.7 million, including $34.4 million of net revenue from the bone growth stimulation device business, and net income was $10.2 million, or 56 cents per diluted share, reflecting a net contribution from the bone growth stimulation device business, after amortization of acquired intangible assets and increased interest expense, of $2.2 million, or 13 cents per diluted share. The 28 percent increase in net income is net of the impact of short-term purchase accounting adjustments to increase costs of goods sold by $0.8 million, as a result of a step up in the value of acquired inventories, and operating expenses by $0.6 million, as a result of the amortization of the intangible value assigned to acquired customer order backlog. These two purchase accounting adjustments affect the first four months of pro forma combined operations and, in the aggregate, amounted to $0.8 million after tax, or four cents per diluted share.

“We intend to manage our new bone growth stimulation business as dj Orthopedics’ Regentek™ division in its existing location in Tempe, Arizona, under the leadership of Shane Kelly, Vice President and General Manager,” continued Cross. “With the acquisition completed, we have increased the size of our sales organization to well over 300 strong.  Our sales channels will remain focused on their respective markets, but there is much anticipation and excitement as we begin to leverage the strength of our combined relationships and product lines, on a market-by-market approach.  An example of this is our OfficeCare® channel, where we believe the majority of our existing customers utilize bone growth stimulation products, but less than half of them use the OL1000 product.  This provides a meaningful opportunity to convert business in these accounts where our DonJoy relationships are strong.  We have also already begun examining opportunities for product synergies within our national accounts contracts.  With several of the nation’s largest supply contracts already committed to DonJoy and ProCare products, the addition of Regentek™ products to these contracts will be an important objective in 2004. With an abundance of sales opportunities such as these before us, we intend to invest in 2004 in further strengthening our sales management and in a modest sales force expansion. We are also excited about our new sales relationship with market leader DePuy Spine, which has continued to gain market share with the SpinaLogic product, the first dj Orthopedics product to be sold into the high growth spinal market.

In summary, with this acquisition, we have a compelling opportunity to combine our strong customer relationships, our full range of rehabilitation and regeneration products and services and our broad distribution capabilities, which reach orthopedic physicians and spinal surgeons in both the office and hospital setting, domestically and abroad, to drive higher revenue and earnings growth.”

Pro Forma Combined Balance Sheet and New Senior Credit Agreement

The Company indicated that the total purchase price for the bone growth stimulation device acquisition was $93 million, plus transaction costs of approximately $0.9 million. The Company also stated that the valuation of the total assets acquired is preliminary and consists of accounts receivable, inventories and fixed assets aggregating approximately $9.7 million, net of assumed liabilities of approximately $1.8 million, identifiable intangible assets of $45 million and goodwill of approximately $39.2 million. The identifiable intangible assets will be amortized to expense over estimated useful lives ranging from four months to ten years.

The Company financed the acquisition with approximately $12 million of cash on hand and a portion of the proceeds of a new $100 million senior secured term loan. The Company also refinanced its existing $15.5 million of bank term debt and replaced its existing $25 million revolving credit facility with a new $30 million revolving facility. The new term loan bears interest at LIBOR plus 2.75%, currently 3.94%, and requires minimum quarterly principal repayments of $1.25 million, with final maturity in May 2009. The revolving credit facility is currently undrawn and is available through November 2008. The Company incurred debt issuance costs of approximately $2.6 million in connection with the new credit agreement, which will be amortized over the life of the agreement as additional interest expense.

dj Orthopedics has scheduled an investor conference call to discuss the acquisition and the pro forma combined financial statements beginning at 11:00 AM Eastern Time, 8:00 AM Pacific Time, tomorrow, Thursday, December 4, 2003.  Individuals interested in listening to the conference call may do so by dialing (706) 634-0177, using the reservation code 4284617.  A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the reservation code above.  In addition, the conference call also will be available live, via the Internet at www.djortho.com, and a recording of the call will be available on the Company’s website.

About dj Orthopedics

dj Orthopedics is a global orthopedic sports medicine company focused on the design, manufacture and marketing of products and services that regenerate and rehabilitate soft tissue and bone after trauma, help protect against injury and treat osteoarthritis of the knee.  Its broad range of over 600 rehabilitation products, many of which are based on proprietary technologies, includes rigid knee braces, soft goods, specialty and other complementary orthopedic products such as cold therapy and pain management systems.  The Company’s regeneration products consist of two bone growth stimulation devices, the OL1000, approved by the FDA in 1994, which utilizes patented Combined Magnetic Field technology to deliver a highly specific, low-energy signal for the non-invasive treatment of an established nonunion fracture acquired secondary to trauma, excluding vertebrae and all flat bones, and SpinaLogic®, a state-of-the-art device used as an adjunct to primary lumbar spinal fusion surgery for one or two levels, approved by the FDA in late 1999.  The Company’s products provide solutions for orthopedic professionals and their patients throughout the continuum of care, enabling people of all ages to maintain active lifestyles.

Safe Harbor Statement

This press release contains forward-looking statements regarding the Company’s acquisition of OrthoLogic Corporation’s bone growth stimulation device business and the impact of the acquisition on dj Orthopedics’ future growth and profitability. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Forward looking statements include references to the growth rate of the bone growth stimulation market; the impact of the acquisition of the bone growth stimulation business on the Company’s revenue growth, operating margins, earnings per share and cash flow; and the pace of the Company’s ability to de-leverage its capital structure.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions that might cause actual results to differ significantly from those expressed in or implied by such forward-looking statements, including the risk that we may not be able to implement our business strategy relative to the acquisition; the risk that our plans to leverage our sales channels for bone growth stimulation products will not be reached; the risk that targeted operating margins of the combined company may not be achieved; and the risk that competitive products or technologies in fracture repair or spinal fusion surgery and/or competition in the bone growth stimulation marketplace will undermine the Company’s sales and profitability goals of the combined businesses.  Many other risk factors are detailed in our recently filed and readily available Annual Report on Form 10-K for the 2002 calendar year, filed on March 28, 2003 with the Securities and Exchange Commission.

Tables to Follow

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 27, 2003

(In thousands)

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired	Pro Forma Adjustments	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$18,696	$12,287	$(12,287)	$(12,091)	$6,605
Short-term investments	—	22,174	(22,174)	—	—
Accounts receivable, net	37,236	9,479	(1,082)	(494)	45,139
Inventories, net	13,586	2,284	—	438	16,308
Deferred tax asset, current portion	10,247	1,667	(1,667)	—	10,247
Other current assets	3,899	595	(548)	—	3,946
Total current assets	83,664	48,486	(37,758)	(12,147)	82,245
Property, plant and equipment, net	14,268	1,245	(555)	185	15,143
Goodwill, intangibles and other assets	76,694	5,984	(5,975)	86,832	163,535
Deferred tax asset	50,302	964	(964)	—	50,302
Total assets	$224,928	$56,679	$(45,252)	$74,870	$311,225

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$26,336	$6,265	$(4,437)	$—	$28,164
Long-term debt, current portion	4,116	—	—	884	5,000
Total current liabilities	30,452	6,265	(4,437)	884	33,164
Long-term debt, less current portion	85,532	—	—	83,585	169,117
Deferred rent	—	298	(298)	—	—

Commitments and contingencies
Stockholders’ equity:
Common stock	180	16	(16)	—	180
Additional paid-in-capital	65,805	139,700	(139,700)	—	65,805
Notes receivable from stockholders and officers for stock purchases	(2,320)	—	—	—	(2,320)
Accumulated other comprehensive income	864	—	—	—	864
Retained earnings	44,415	(89,463)	89,463	—	44,415
Treasury stock at cost	—	(137)	137	—	—

Total stockholders’ equity	108,944	50,116	(50,116)	—	108,944

Total liabilities and stockholders’ equity	$224,928	$56,679	$(54,851)	$84,469	$311,225

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 27, 2003

(In thousands, except per share data)

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired	Pro Forma Adjustments	Pro Forma Combined

Net revenues	$143,324	$34,263	$—	$128	$177,715
Costs of goods sold	63,163	5,088	—	798	69,049
Gross profit	80,161	29,175	—	(670)	108,666
Operating expenses:
Sales, general and administrative	55,379	22,503	(3,747)	(365)	73,770
Research and development	3,133	6,299	(5,999)	365	3,798
CPM divesture and related gains	—	(477)	477	—	—
Amortization of acquired intangibles	—	—	—	4,038	4,038
Performance improvement, restructuring and other	(497)	—	—	—	(497)
Total operating expenses	58,015	28,325	(9,269)	4,038	81,109
Income from operations	22,146	850	9,269	(4,708)	27,557
Interest expense, net of interest income	(9,129)	387	(387)	(1,690)	(10,819)
Other income	305	—	—	—	305
Income before income taxes	13,322	1,237	8,882	(6,398)	17,043
Provision for income taxes	(5,332)	(31)	31	(1,485)	(6,817)
Net income	$7,990	$1,206	$8,913	$(7,883)	$10,226

Net income per share:
Basic	$0.45				$0.57
Diluted	$0.43				$0.56
Weighted average shares outstanding used to calculate per share information:
Basic	17,916				17,916
Diluted	18,408				18,408

Adjusted EBITDA (1)	$28,134	$1,337	$9,055	$183	$38,709

(1)          “EBITDA” is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization. “Adjusted EBITDA” represents EBITDA, as defined, adjusted to eliminate amounts permitted under the bank credit facility.  EBITDA is not a measure of performance under generally accepted accounting principles.  EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity.  Management has included Adjusted EBITDA because it may be used by our lenders or certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company’s ability to service debt.  Set forth below is a comparable reconciliation of the Company’s net income to Adjusted EBITDA:

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired	Pro Forma Adjustments	Pro Forma Combined

Net income	$7,990	$1,206	$8,913	$(7,883)	$10,226
Interest expense, net of interest income	9,129	(387)	387	1,690	10,819
Income taxes	5,332	31	(31)	1,485	6,817
Depreciation and amortization	5,683	487	(214)	4,083	10,039
EBITDA	28,134	1,337	9,055	(625)	37,901

Incremental value of acquired inventory	—	—	—	808	808
Adjusted EBITDA	$28,134	$1,337	$9,055	$183	$38,709

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

THREE MONTHS ENDED SEPTEMBER 27, 2003

(In thousands, except per share data)

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired	Pro Forma Adjustments	Pro Forma Combined

Net revenues	$48,850	$12,523	$—	$(70)	$61,303
Costs of goods sold	20,648	1,926	—	152	22,726
Gross profit	28,202	10,597	—	(222)	38,577
Operating expenses:
Sales, general and administrative	18,275	7,821	(1,446)	(301)	24,349
Research and development	1,139	2,522	(2,371)	122	1,412
CPM divesture and related gains	—	(132)	132	—	—
Amortization of acquired intangibles	—	—	—	1,146	1,146
Performance improvement, restructuring and other	(497)	—	—	—	(497)
Total operating expenses	18,917	10,211	(3,685)	967	26,410
Income from operations	9,285	386	3,685	(1,189)	12,167
Interest expense, net of interest income	(2,972)	125	(125)	(660)	(3,632)
Other income	(242)	—	—	—	(242)
Income before income taxes	6,071	511	3,560	(1,849)	8,293
Provision for income taxes	(2,429)	(5)	5	(888)	(3,317)
Net income	$3,642	$506	$3,565	$(2,737)	$4,976

Net income per share:
Basic	$0.20				$0.28
Diluted	$0.19				$0.26
Weighted average shares outstanding used to calculate per share information:
Basic	17,945				17,945
Diluted	18,898				18,898

EBITDA (1)	$11,015	$534	$3,585	$(28)	$15,106

(1)          “EBITDA” is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization.  EBITDA is not a measure of performance under generally accepted accounting principles.  EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity.  Management has included EBITDA because it may be used by our lenders or certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company’s ability to service debt.  Set forth below is a comparable reconciliation of the Company’s net income to EBITDA:

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired	Pro Forma Adjustments	Pro Forma Combined

Net income	$3,642	$506	$3,565	$(2,737)	$4,976
Interest expense, net of interest income	2,972	(125)	125	660	3,632
Income taxes	2,429	5	(5)	888	3,317
Depreciation and amortization	1,972	148	(100)	1,161	3,181
EBITDA	$11,015	$534	$3,585	$(28)	$15,106

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

THREE MONTHS ENDED JUNE 28, 2003

(In thousands, except per share data)

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired	Pro Forma Adjustments	Pro Forma Combined

Net revenues	$47,420	$11,367	$—	$155	$58,942
Costs of goods sold	21,254	1,682	—	(55)	22,881
Gross profit	26,166	9,685	—	210	36,061
Operating expenses:
Sales, general and administrative	18,019	7,272	(1,155)	66	24,202
Research and development	1,060	2,318	(2,268)	129	1,239
CPM divesture and related gains	—	(345)	345	—	—
Amortization of acquired intangibles	—	—	—	1,206	1,206
Performance improvement, restructuring and other	—	—	—	—	—
Total operating expenses	19,079	9,245	(3,078)	1,401	26,647
Income from operations	7,087	440	3,078	(1,191)	9,414
Interest expense, net of interest income	(2,998)	131	(131)	(618)	(3,616)
Other income	398	—	—	—	398
Income before income taxes	4,487	571	2,947	(1,809)	6,196
Provision for income taxes	(1,798)	(12)	12	(680)	(2,478)
Net income	$2,689	$559	$2,959	$(2,489)	$3,718

Net income per share:
Basic	$0.15				$0.21
Diluted	$0.15				$0.20
Weighted average shares outstanding used to calculate per share information:
Basic	17,902				17,902
Diluted	18,336				18,336

EBITDA (1)	$9,368	$606	$3,043	$30	$13,047

(1)          “EBITDA” is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization..   EBITDA is not a measure of performance under generally accepted accounting principles.  EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity.  Management has included EBITDA because it may be used by our lenders or certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company’s ability to service debt.  Set forth below is a comparable reconciliation of the Company’s net income to EBITDA:

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired	Pro Forma Adjustments	Pro Forma Combined

Net income	$2,689	$559	$2,959	$(2,489)	$3,718
Interest expense, net of interest income	2,998	(131)	131	618	3,616
Income taxes	1,798	12	(12)	680	2,478
Depreciation and amortization	1,883	166	(35)	1,221	3,235
EBITDA	$9,368	$606	$3,043	$30	$13,047

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

THREE MONTHS ENDED MARCH 29, 2003

(In thousands, except per share data)

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired	Pro Forma Adjustments	Pro Forma Combined

Net revenues	$47,054	$10,373	$—	$43	$57,470
Costs of goods sold	21,261	1,480	—	701	23,442
Gross profit	25,793	8,893	—	(658)	34,028
Operating expenses:
Sales, general and administrative	19,085	7,410	(1,146)	(130)	25,219
Research and development	934	1,459	(1,360)	114	1,147
CPM divesture and related gains	—	—	—	—	—
Amortization of acquired intangibles	—	—	—	1,686	1,686
Performance improvement, restructuring and other	—	—	—	—	—
Total operating expenses	20,019	8,869	(2,506)	1,670	28,052
Income from operations	5,774	24	2,506	(2,328)	5,976
Interest expense, net of interest income	(3,159)	131	(131)	(412)	(3,571)
Other income	149	—	—	—	149
Income before income taxes	2,764	155	2,375	(2,740)	2,554
Provision for income taxes	(1,105)	(14)	14	83	(1,022)
Net income	$1,659	$141	$2,389	$(2,657)	$1,532

Net income per share:
Basic	$0.09				$0.09
Diluted	$0.09				$0.09
Weighted average shares outstanding used to calculate per share information:
Basic	17,902				17,902
Diluted	17,941				17,941

Adjusted EBITDA (1)	$7,751	$197	$2,427	$181	$10,556

(1)          “EBITDA” is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization. “Adjusted EBITDA” represents EBITDA, as defined, adjusted to eliminate amounts permitted under the bank credit facility.  EBITDA is not a measure of performance under generally accepted accounting principles.  EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity.  Management has included Adjusted EBITDA because it may be used by our lenders or certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company’s ability to service debt.  Set forth below is a comparable reconciliation of the Company’s net income to Adjusted EBITDA:

	Historical dj Orthopedics	Historical OrthoLogic	OrthoLogic Operations Not Acquired	Pro Forma Adjustments	Pro Forma Combined

Net income	$1,659	$141	$2,389	$(2,657)	$1,532
Interest expense, net of interest income	3,159	(131)	131	412	3,571
Income taxes	1,105	14	(14)	(83)	1,022
Depreciation and amortization	1,828	173	(79)	1,701	3,623
EBITDA	7,751	197	2,427	(627)	9,748

Incremental value of acquired inventory	—	—	—	808	808
Adjusted EBITDA	$7,751	$197	$2,427	$181	$10,556

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED SEGMENT INFORMATION

(In thousands)

	Three Months Ended			Nine Months Ended September 27, 2003

	March 29, 2003	June 28, 2003	September 27, 2003

Net revenues:
DonJoy	$22,854	$23,192	$24,240	$70,286
ProCare	11,267	11,659	12,382	35,308
Regentek	10,416	11,522	12,453	34,391
OfficeCare	5,822	6,005	6,637	18,464
International	7,111	6,564	5,591	19,266
Pro forma consolidated net revenues	57,470	58,942	61,303	177,715

Gross profit:
DonJoy	12,579	13,047	13,864	39,490
ProCare	4,460	4,879	5,428	14,767
Regentek	8,235	9,895	10,375	28,505
OfficeCare	4,410	4,567	5,345	14,322
International	4,344	3,673	3,565	11,582
Pro forma consolidated gross profit	34,028	36,061	38,577	108,666

Income from operations:
DonJoy	5,008	5,325	5,868	16,201
ProCare	2,253	2,526	2,873	7,652
Regentek	202	2,327	2,882	5,411
OfficeCare	132	258	506	896
International	2,092	1,623	1,539	5,254
Income from reportable segments	9,687	12,059	13,668	35,414
Expenses not allocated to segments	(3,711)	(2,645)	(1,501)	(7,857)
Pro forma consolidated income from operations	$5,976	$9,414	$12,167	$27,557

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